EXHIBIT 99.1

Contact:	LeAnne Zumwalt Investor Relations DaVita Inc. 310 536-2420

DAVITA INC. REPORTS 3rd QUARTER 2003 RESULTS

El Segundo, California, November 3, 2003 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended September 30, 2003. Net earnings for the three and nine months ended September 30, 2003, excluding after-tax refinancing charges of $10.4 million, were $48.5 million and $123.4 million, or $0.67 and $1.74 per share respectively.

Net earnings for the three and nine months ended September 30, 2003, including the refinancing charges were $38.1 million and $113 million, or $0.54 and $1.61 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling 12 months ended September 30, 2003, before considering recoveries of $42 million in 2002 related to prior period lab billings, operating cash flow was $300 million and free cash flow was $254 million.

•	Operating Income: Operating income for the three and nine months was $95 million and $257 million, respectively, reflecting both favorable cost and revenue performance.

•	Volume: Total treatments for the third quarter were 1,625,058, an increase of 7.1% compared to the third quarter of last year. Non-acquired treatment growth was 3.8%, with acquisitions contributing the additional 3.3% to treatment growth.

•	Revenue per Treatment: Third quarter dialysis revenue per treatment increased to approximately $306.

•	Facility Activity: As of September 30, 2003, we provided dialysis services at 547 outpatient centers serving approximately 47,600 patients. Included in this patient and center count are approximately 3,300 patients in 29 centers under management arrangements. During the third quarter we acquired 3 centers and opened 7 de novo centers. We also closed two centers.

Recent transactions:

•	On July 15, 2003, we completed a refinancing of our senior credit facilities resulting in lower interest rates and modification of certain covenants. Additionally, new borrowings of $200 million were used to redeem a portion of our outstanding 7% convertible notes on August 15, 2003.

•	On July 15, 2003, we also completed the call of our 5 5/8% convertible notes, which were converted into approximately 4.9 million shares.

•	On October 14, 2003 we completed the redemption of the remaining $145 million of 7% convertible notes for cash except for $526,000 of the Notes that were converted into approximately 16,000 shares of stock.

•	During the quarter we repurchased 2.7 million shares at an average price of $30.34 per share.

Outlook:

•	We expect that fourth quarter operating income will be comparable to the third quarter. For 2004, we are currently targeting operating income to be between $360 and $385 million.

DaVita will be holding a conference call to discuss its third quarter 2003 results on November 3, 2003, at 1:00 PM Eastern Standard Time. The dial in number is 800 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This press release includes non-GAAP financial measures, which we believe provide useful information to investors by excluding certain nonrecurring expenses and prior period recoveries and by allowing consistency and comparability in our financial reporting to prior periods for which these non-GAAP measures were previously reported. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. Included in this press release is a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

This release also contains forward-looking statements. Factors which could impact future results include the uncertainties associated with governmental regulation, general economic and other market conditions, and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended June 30, 2003. The forward-looking statements should be considered in light of these risks and uncertainties. These risks include those relating to:

•	the concentration of profits generated from PPO and private indemnity patients and from ancillary services including the administration of pharmaceuticals,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	the Company’s ability to maintain contracts with physician medical directors, and

•	legal compliance risks, such as those associated with the ongoing review of the Company’s Florida laboratory subsidiary by its Medicare carrier and the Department of Justice, and the ongoing review by the US Attorney’s Office and HHS Office of Inspector General in Philadelphia.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$272,109	$96,475
Accounts receivable, less allowance of $50,636 and $48,927	356,542	344,292
Inventories	25,743	34,929
Other current assets	33,117	28,667
Deferred income taxes	53,065	40,163

Total current assets	740,576	544,526
Property and equipment, net	321,368	298,475
Amortizable intangibles, net	52,978	63,159
Investments in third-party dialysis businesses	3,064	3,227
Other long-term assets	11,561	1,520
Goodwill	908,318	864,786

	$2,037,865	$1,775,693

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$71,166	$77,890
Other liabilities	127,384	101,389
Accrued compensation and benefits	108,076	95,435
Current portion of long-term debt	50,224	7,978
Income taxes payable	23,221	9,909

Total current liabilities	380,071	292,601
Long-term debt	1,272,648	1,311,252
Other long-term liabilities	14,483	9,417
Deferred income taxes	91,103	65,930
Minority interests	28,872	26,229
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 89,871,303 and 88,874,896 shares issued)	90	89
Additional paid-in capital	544,719	519,369
Retained earnings	326,330	213,337
Treasury stock, at cost (25,628,140 and 28,216,177 shares)	(620,451)	(662,531)

Total shareholders’ equity	250,688	70,264

	$2,037,865	$1,775,693

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Net operating revenues	$513,282	$481,194	$1,462,972	$1,351,536
Operating expenses and charges:
Dialysis centers and labs	347,895	308,438	1,000,591	900,624
General and administrative	39,920	37,048	119,290	112,735
Depreciation and amortization	19,336	16,267	54,702	47,770
Provision for uncollectible accounts	9,214	8,117	26,231	19,254
Minority interests and equity income, net	1,706	1,405	4,813	5,704

Total operating expenses and charges	418,071	371,275	1,205,627	1,086,087

Operating income	95,211	109,919	257,345	265,449

Debt expense	16,111	19,967	55,062	52,178
Refinancing charges	17,240		17,240	48,930
Other income	1,050	618	2,725	3,505

Income before income taxes	62,910	90,570	187,768	167,846
Income tax expense	24,850	36,400	74,775	69,328

Net earnings	$38,060	$54,170	$112,993	$98,518

Comprehensive income	$38,060	$54,170	$112,993	$98,518

Earnings per share:
Basic	$0.58	$0.84	$1.81	$1.30

Diluted	$0.54	$0.72	$1.61	$1.20

Weighted average shares for earnings per share:
Basic	65,102,965	64,128,489	62,442,042	75,556,960

Diluted	76,499,362	82,422,930	78,154,106	94,301,824

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2003	2002
Cash flows from operating activities:
Net earnings	$112,993	$98,518
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	54,702	47,770
Loss (gain) on divestitures	929	(2,610)
Deferred income taxes	12,271	22,574
Non-cash debt expense	2,636	2,375
Stock options, principally tax benefits	10,240	18,035
Equity investment income	(1,331)	(1,465)
Minority interests in income of consolidated subsidiaries	6,144	7,171
Refinancing charges	17,240	48,930
Distributions to minority interests	(5,560)	(6,572)
Changes in operating assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(9,978)	(13,362)
Inventories	9,974	12,506
Other current assets	(4,189)	(7,726)
Other long-term assets	3,902	216
Accounts payable	(7,950)	9,787
Accrued compensation and benefits	12,959	10,531
Other current liabilities	25,832	7,181
Income taxes	13,312	18,743
Other long-term liabilities	4,946	3,075

Net cash provided by operating activities	259,072	275,677

Cash flows from investing activities:
Additions of property and equipment, net	(64,031)	(66,999)
Acquisitions and divestitures, net	(66,922)	(11,979)
Investments in affiliates, net	3,516	3,488
Intangible assets	(540)	(142)

Net cash used in investing activities	(127,977)	(75,632)

Cash flows from financing activities:
Borrowings	3,423,511	1,928,326
Payments on long-term debt	(3,299,064)	(1,426,537)
Debt redemption premium	(8,405)	(40,910)
Deferred financing costs	(3,445)	(10,794)
Purchase of treasury stock	(83,037)	(597,171)
Proceeds from issuance of common stock	14,979	25,691

Net cash provided by financing activities	44,539	(121,395)

Net increase in cash	175,634	78,650
Cash and cash equivalents at beginning of period	96,475	36,711

Cash and cash equivalents at end of period	$272,109	$115,361

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(dollars in millions, except for per share and per treatment data)

	Q3 2003	Q2 2003	Q3 2002	YTD 2003
Financial Results:
Net earnings excluding refinancing charges, prior period Medicare lab revenue	$48.5	$38.5	$37.7	$123.4
Basic EPS	$0.74	$0.63	$0.59	$1.97
EPS assuming dilution	$0.67	$0.55	$0.52	$1.74

Operating income, excluding prior period Medicare lab revenue	$95.2	$82.8	$82.7	$257.3
Operating income margin	18.5%	16.9%	18.2%	17.6%

Business Metrics:
Volume
Treatments	1,625,058	1,579,580	1,516,840	4,707,669
Number of treatment days	79	78	79	233.4
Treatments per day	20,570	20,251	19,201	20,170
Per day year over year increase	7.1%	6.2%	4.6%	6.1%
Non-acquired growth	3.8%	3.4%	3.8%	3.4%

Revenue, excluding prior period Medicare lab revenue
Revenue	$513	$490	$454	$1,463

Dialysis revenue per treatment	$306.20	$301.52	$290.92	$301.47
Per treatment increase from previous quarter	1.6%	1.8%	0.1%	—
Per treatment increase from prior year	5.3%	3.8%	3.8%	3.7%

Expenses
A. Dialysis centers and lab operating expenses
Percent of revenue	67.8%	68.6%	67.9%	68.4%
Per treatment	$214.08	$212.71	$203.34	$212.54
Per treatment increase from previous quarter	0.6%	0.9%	1.4%	—

B. General & administrative expenses
Percent of revenue	7.8%	8.7%	8.2%	8.2%
Per treatment	$24.57	$26.96	$24.42	$25.34
Per treatment increase (decrease) from previous quarter	(8.9%)	10.1%	(11.5%)	—

C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.9%	1.8%

D. Consolidated effective tax rate	39.5%	40.0%	40.0%	39.8%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA, CONTINUED

(dollars in millions, except for per share and per treatment data)

	Q3 2003		Q2 2003		Q3 2002		YTD 2003
Cash Flow
Operating cash flow excluding prior period Medicare lab revenue	$99.6		$78.8		$117.3		$259.1
Free cash flow	$90.1		$69.3		$106.8		$229.5
Capital expenditures:
Development	$12.9		$10.4		$11.7		$35.2
Routine maintenance/IT/other	$9.5		$9.5		$10.5		$29.5
Acquisition expenditures, net	$21.1		$46.0		$10.6		$68.2

Accounts Receivable
Net receivables	$357		$346		$340
DSO	65		66		70

Debt/Capital Structure
Total debt	$1,323		$1,457		$1,322
Net debt, net of cash	$1,051		$1,141		$1,207
Leverage ratio – last quarter annualized (see Note 1)	2.3	x	2.8	x	3.0	x
Shares repurchased (in millions)	2.7		—		5.6		2.7
Average repurchase price	$30.34		—		$21.83		$30.34

Clinical (quarterly averages)
Dialysis adequacy-% of patients with Kt/V > 1.2	93%		92%		91%
Anemia measure-% of patients with HCT > 33	83%		83%		82%

Note 1. Leverage ratio is defined as net debt (total debt net of cash) to operating income excluding depreciation, amortization, minority interests and prior period Medicare lab revenue. The operating income reconciliation is provided below.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(dollars in thousands)

	Q3 2003	Q2 2003	Q3 2002	YTD 2003
1. Net earnings excluding refinancing charges and prior period Medicare lab revenue:
Net earnings	$38,060	$38,520	$54,170	$112,993
Add back: Refinancing charges	17,240			17,240
Less: Prior period Medicare lab revenue			(27,223)
Related income tax expense	(6,818)		10,767	(6,818)

	$48,482	$38,520	37,714	$123,415

	Q3 2003	Q2 2003	Q3 2002	YTD 2003
2. Operating income excluding depreciation, amortization, minority interests and prior period Medicare lab revenue:
Operating income	$95,211	$82,800	$109,919	$257,345
Less: Prior period Medicare lab revenue			(27,223)

	$95,211	$82,800	$82,696	$257,345
Add back: Depreciation and amortization	19,336	17,921	16,267	54,702
Minority interests and equity income, net	1,706	1,813	1,405	4,813

	$116,253	$102,534	$100,368	$316,860

	Q3 2003	Q2 2003	Q3 2002	Rolling 12- month period ended Q3 2003
3. Operating cash flow before prior period Medicare lab revenue:
Cash provided by operating activities	$99,645	$78,778	$133,760	$325,390
Less: Prior period Medicare lab revenue			(27,223)	(41,555)
Related income tax expense			10,767	16,435

	$99,645	$78,778	$117,304	$300,270

4.	Free cash flow:

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q3 2003	Q2 2003	Q3 2002	YTD 2003	Rolling 12- month period ended Q3 2003
Cash provided by operating activities	$99,645	$78,778	$133,760	$259,072	$325,390
Less expenditures for routine maintenance and information technology	(9,533)	(9,513)	(10,489)	(29,536)	(46,241)

Free cash flow (including prior years’ lab recoveries)	90,112	69,265	123,271	229,536	279,149
Less: Prior period Medicare lab revenue			(27,223)		(41,555)
Related income tax expense			10,767		16,435

Free cash flow before prior years’ lab revenue	$90,112	$69,265	$106,815	$229,536	$254,029